Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948

Logitech Expects Restructuring Charges of Approximately $35 Million

NEWARK, Calif. — June 7, 2012 and MORGES, Switzerland, June 8, 2012 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced that it expects to record pre-tax charges in the current fiscal year of approximately $35 million associated with the company’s previously announced restructuring. The company is undertaking this restructuring to simplify the organization, to better align costs with its current business and to free up resources to pursue its growth opportunities. The restructuring is expected to yield approximately a net $80 million reduction in annual operating costs. The reduction will begin to benefit the company in the second half of Fiscal Year 2013 with the full savings expected to be achieved in Fiscal Year 2014.

Approximately $32 million of the restructuring charges are expected to be recorded in the first quarter of Fiscal Year 2013, ending June 30, 2012. The largest component of the restructuring charge will be cash charges related to a workforce reduction. The company is eliminating approximately 450 positions, or 13 percent of its worldwide non-direct-labor workforce. Logitech expects that reduced personnel-related costs will represent an estimated 60 percent of the approximately $80 million savings in annual operating costs.

“As we announced in April, this organizational streamlining, along with our strategy to deliver fewer but more compelling products, should position Logitech for renewed growth and profitability,” said Bracken Darrell, Logitech president. “While we are saddened by the departure of many colleagues, the restructuring is necessary for our future success.”

Additional information on the restructuring charges is provided in the Current Report on Form 8-K being filed with the U.S. Securities and Exchange Commission on June 8, 2012 and made available on Logitech’s website at http://ir.logitech.com.

Logitech Expects Restructuring Charges – Page 2

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: organizational structure; the amount and timing of charges in connection with the restructuring; the goals of the restructuring; the reduction in annual operating costs and the timing of achieving such savings; the breakdown of such savings by type of costs; the number of positions to be eliminated; and Logitech’s ability to achieve renewed growth and profitability and future success. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if the restructuring fails to produce the intended performance and cost savings results or is not implemented in the contemplated timeframe. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, available at www.sec.gov., under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)